                                                   January ____, 2004

Board of Directors                                   Board of Directors
AAL Variable Product Series Fund, Inc.               Thrivent Series Fund, Inc.
625 Fourth Avenue South                              625 Fourth Avenue South
Minneapolis, MN  55415                               Minneapolis, MN 55415

        Re:    Tax  Opinion  with  Respect  to  the  Acquisition  of  the  Assets  of the
               International  Portfolio,  a series of AAL Variable  Product  Series Fund,
               Inc. by World Growth Portfolio, a series of Thrivent Series Fund, Inc.

Ladies and Gentlemen:

        We are acting as counsel to the AAL Variable  Product  Series  Fund,  Inc., a Maryland
corporation (the "AAL Fund"),  in connection with the proposed  transfer of substantially  all of the assets of the International  Portfolio (the "Acquired Portfolio"),  a series of the AAL
Fund, to the World Growth  Portfolio  (the  "Acquiring  Portfolio"),  a series of the Thrivent
Series  Fund, Inc.,  a  Minnesota  corporation  ("Thrivent  Fund"),  solely  in  exchange  for
Acquiring Portfolio  shares  (the  "Acquiring  Portfolio  Shares")  to be  distributed  to the
Acquired Portfolio  shareholders  in liquidation of the Acquired  Portfolio and the assumption by the  Acquiring  Portfolio  of  the  Assumed  Liabilities  of the  Acquired  Portfolio.  The
transactions  will occur  pursuant to the  Agreement and Plan of  Reorganization,  dated as of
January 30,  2004,  executed by the AAL Fund on behalf of the  Acquired  Portfolio  and by the
Thrivent  Fund on behalf of the  Acquiring  Portfolio  (the  "Plan").  The Plan is attached as
Appendix A to the Proxy  Statement/Prospectus  (the Proxy  Statement/Prospectus")  relating to the Reorganization  which is a part of the Registration  Statement under the Securities Act of
1933 on Form N-14  (the  "Registration  Statement"),  filed by the  Thrivent  Fund on ________
____,  2004, with the Securities and Exchange  Commission.  This opinion is rendered  pursuant to  Section 8.6  of the  Plan.  Capitalized  terms  not  otherwise  defined  herein  have  the meanings ascribed to them in the Plan.

        In rendering  our opinion,  we have examined the  Registration  Statement and the Plan and have,  with your  permission,  relied  upon,  and  assumed  as  correct,  (i) the  factual information contained in the Registration  Statement;  (ii) the  representations and covenants contained in the Plan;  (iii) the Acquiring  Portfolio Tax Representation  Certificate and the
Acquired  Portfolio Tax  Representation  Certificate,  attached hereto as Annex A and Annex B, respectively;  and (iv) such other  materials as we have deemed  necessary or appropriate as a basis for our opinion.

        On the  basis of the  information,  representations  and  covenants  contained  in the foregoing  materials and assuming the  Reorganization  is consummated in the manner  described in the Plan and the Proxy  Statement/Prospectus  included in the  Registration  Statement,  we are of the opinion that:

               (i)    The transfer of  substantially  all of the Acquired  Portfolio's  assets solely in  exchange  for  Acquiring  Portfolio  Shares  and the  assumption  by the  Acquiring
Portfolio  of  the  Assumed   Liabilities  of  the  Acquired   Portfolio  will   constitute  a
"reorganization"  within the meaning of  Section 368(a)(1)  of the  Internal  Revenue  Code of
1986, as amended (the "Code"),  and the Acquiring  Portfolio and the Acquired  Portfolio  will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               (ii)   No gain or loss will be  recognized by the Acquired  Portfolio  upon the transfer of  substantially  all of its assets to the  Acquiring  Portfolio in exchange  solely for the  Acquiring  Portfolio  Shares and the  assumption  by the  Acquiring  Portfolio of the
Assumed Liabilities of the Acquired Portfolio;

               (iii)  No  gain or  loss  will  be  recognized  by the  Acquired  Portfolio  on distribution  (whether  actual  or  constructive)  of the  Acquiring  Portfolio  Shares to the
Acquired Portfolio shareholders;

               (iv)   No gain or loss will be recognized by the Acquiring  Portfolio  upon the receipt  by it of  substantially  all of the  assets of the  Acquired  Portfolio  in  exchange solely for the Acquiring  Portfolio  Shares and the  assumption by the Acquiring  Portfolio of the Assumed Liabilities of the Acquired Portfolio;

               (v)    No  gain  or  loss  will  be  recognized   by  the  Acquired   Portfolio
shareholders  upon the  liquidation  of the Acquired  Portfolio  and the related  surrender of their shares of the Acquired Portfolio in exchange for the Acquiring Portfolio Shares;

                (vi)  The  Acquiring  Portfolio's  tax basis in the assets  acquired  from the
Acquired  Portfolio  will be the  same as the  basis  of  those  assets  in the  hands  of the
Acquired Portfolio immediately prior to the Reorganization;

               (vii)  The holding period of the assets of the Acquired  Portfolio  received by the  Acquiring  Portfolio  in the  Reorganization  will  include the period  during which such assets were held by the Acquired Portfolio;

               (viii) The aggregate tax basis of the Acquiring  Portfolio  Shares  received by each Acquired Portfolio  shareholder,  pursuant to the Reorganization  will be the same as the
Acquired Portfolio  shareholder's  aggregate basis in such  shareholder's  Acquired  Portfolio shares immediately prior to the Reorganization;

               (ix)   The holding period of the Acquiring  Portfolio  Shares  received by each
Acquired   Portfolio   shareholder   pursuant  to  the   Reorganization   will   include  such
Acquired Portfolio  shareholder's  holding  period  of  its  Acquired  Portfolio  shares  held immediately  prior to the  Reorganization,  provided that such Acquired  Portfolio shares were
held  by  such  Acquired  Portfolio   shareholder  as  capital  assets  on  the  date  of  the
Reorganization;

               (x)    The Acquiring  Portfolio will succeed to and take into account as of the date of the  Reorganization  the items of the Acquired  Portfolio  described in Section 381(c)
of the Code, subject to the conditions and limitations  specified in Sections 381(b)  and (c),
382, 383, and 384 of the Code, and the applicable Treasury Regulations thereunder;

        This opinion  expresses  our views only as to federal  income tax laws in effect as of the date hereof,  including the Code, applicable Treasury  Regulations,  published rulings and
administrative   practices  of  the  Internal   Revenue  Service  (the  "Service")  and  court
decisions.  This  opinion  represents  our best legal  judgment  as to the  matters  addressed herein,  but is not binding on the Service or the courts.  Furthermore,  the legal authorities upon  which we rely are  subject  to  change  either  prospectively  or  retrospectively.  Any change in such  authorities  or any  change in the  facts or  representations,  or any past or future actions by the AAL Fund, the Thrivent  Fund, the Acquired  Portfolio,  or the Acquiring
Portfolio  contrary to such  representations  might adversely  affect the  conclusions  stated
herein.

        We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement  and  further  consent to the use of our name under the caption  "Information  About
the  Reorganization-Federal   Income  Tax  Consequences"  in  the  Proxy  Statement/Prospectus
included in the Registration Statement.

                                                   Very truly yours,
                                                   QUARLES & BRADY LLP

Attachments